Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2020

•Fourth quarter revenue of $3.0 billion (down 1.9% year-over-year); annual revenue of $11.6 billion (down 7.0% year-over-year)
•Fourth quarter parts and services organic revenue declined 5.2%; annual parts and services organic revenue declined 7.6%
•Fourth quarter 2020 diluted EPS1 of $0.59 (up 28.3%); adjusted diluted EPS1 of $0.69 (up 27.8%)
•Annual diluted EPS1 of $2.09 (up 20.1%); adjusted diluted EPS1 of $2.55 (up 7.6%)
•Record segment EBITDA for North America operations; Europe segment tops second half 2020 segment EBITDA margin outlook
•Annual operating cash flow of $1.4 billion (up 35.7%); free cash flow of $1.3 billion (up 59.2%)
•Net debt leverage down to 1.9x EBITDA
•2021 outlook provided

Chicago, IL (February 18, 2021) -- LKQ Corporation (Nasdaq:LKQ) today reported fourth quarter and full year 2020 results that reflect continued improvement in operational and balance sheet productivity and further debt reduction, despite softening revenue trends in many markets as a result of mobility restrictions from COVID-19.
“Our focus throughout the COVID-19 crisis has been the health and safety of our employees as well as our customers. Despite the headwinds we faced throughout 2020, we were able to execute on our key operating initiatives of pursuing profitable revenue, enhanced margins and free cash flow generation. Additionally, the cost reductions our teams implemented in 2020 to confront the pandemic’s impact on demand are lessons that we will apply to our operations in 2021 and beyond,” noted Dominick Zarcone, President and Chief Executive Officer. “We again delivered strong quarterly results, with the fourth quarter 2020 being the second highest quarterly earnings, and highest fourth quarter earnings, in the Company’s history. Additionally, we achieved our highest level of annual free cash flow at $1.3 billion and North America’s highest annual segment EBITDA margin of 16.8%. Europe completed a strong second half with a Segment EBITDA margin of 8.9%, above the range of 8.0% to 8.5% presented at our September 2020 Investor Day. As we look to the year ahead, I am confident that the strength of our operations, balance sheet and free cash flow all position LKQ for solid growth and value creation for our stakeholders.”
Fourth Quarter and Full Year 2020 Financial Results
Revenue for the fourth quarter of 2020 was $2.95 billion, a decrease of 1.9% as compared to $3.01 billion in the fourth quarter of 2019. For the fourth quarter of 2020, parts and services organic revenue decreased 5.2% (6.1% on a per day basis), while the net impact of acquisitions and divestitures decreased revenue 0.8% and foreign exchange rates increased revenue 2.7%, for a total parts and services revenue decline of 3.3%.
1 References to Net income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

Net income1 for the fourth quarter of 2020 was $180 million as compared to $140 million for the same period in 2019, an increase of 28.6%. Diluted earnings per share1 for the fourth quarter was $0.59 as compared to $0.46 for the same period of 2019, an increase of 28.3%.
On an adjusted basis, net income1 in the fourth quarter was $212 million compared to $167 million in the same period of 2019, a 26.7% increase. Adjusted diluted earnings per share1 for the fourth quarter was $0.69 as compared to $0.54 for the same period of 2019, a 27.8% increase.
Revenue for the full year of 2020 was $11.6 billion, a decrease of 7.0% as compared to $12.5 billion for the same period of 2019. For the full year of 2020, parts and services organic revenue decreased 7.6% (8.2% on a per day basis), while the net impact of acquisitions and divestitures decreased revenue 0.5% and foreign exchange rates increased revenue 0.5%, for a total parts and services revenue decline of 7.7%.
Net income1 for the full year of 2020 was $639 million as compared to $541 million for the same period in 2019, an increase of 18.1%. Diluted earnings per share1 for the full year of 2020 was $2.09 as compared to $1.74 for the same period of 2019, an increase of 20.1%.
On an adjusted basis, net income1 for the full year of 2020 was $777 million compared to $736 million in the same period of 2019, a 5.6% increase. Adjusted diluted earnings per share1 for the full year of 2020 was $2.55 as compared to $2.37 for the same period of 2019, a 7.6% increase.
Cash Flow and Balance Sheet
Cash flow from operations totaled $309 million during the fourth quarter of 2020, for a year-to-date total of $1.4 billion. Free cash flow in the quarter totaled $246 million, bringing the total to $1.3 billion for the full year of 2020. The Company made $327 million of net repayments on borrowings during the fourth quarter, for a total year-to-date debt reduction of $1.4 billion. As of December 31, 2020, LKQ’s balance sheet reflected total debt, net of debt issuance costs, of $2.9 billion and net debt of $2.6 billion, the lowest net debt level since the fourth quarter of 2015. Net leverage, as defined in our credit facility, decreased to 1.9x EBITDA. As of December 31, 2020, the Company had approximately $2.9 billion in available liquidity, including $2.5 billion available under our credit facilities and $312 million of cash and cash equivalents.
During the fourth quarter of 2020, the Company repurchased approximately $29 million of its common stock and for the full year invested $117 million in the program. Since initiating our plan in late October 2018, the Company has repurchased 17.3 million shares for a total of $469 million.
2021 Outlook
Varun Laroyia, Executive Vice President and Chief Financial Officer commented: "We expect our global teams to build off the solid 2020 performance and execute on our ongoing operational excellence initiatives in 2021. While the recovery in miles traveled slowed in the fourth quarter, we anticipate a gradual recovery in the second half of the year as the vaccination efforts take hold. Improving revenue trends combined with our improving cost structure should drive increased profitability relative to 2020 and contribute to another strong year of cash generation.”
For 2021, management is anticipating the following:
•Diluted EPS attributable to LKQ stockholders in the range of $2.40 to $2.60 (a)
•Adjusted diluted EPS attributable to LKQ stockholders in the range of $2.65 to $2.85 (a)(b)
1 References to Net income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

•Free cash flow at a minimum of $800 million; targeting free cash flow conversion of EBITDA at 55 - 60%
•Segment EBITDA margin targets for Europe provided at the September 10, 2020 investor day remain unchanged
(a) Amounts reflect continuing operations
(b) Non-GAAP measure. See the table accompanying this release that reconciles the forecasted U.S. GAAP measure to the forecasted adjusted measure, which is non-GAAP.
Our outlook for the full year 2021 is based on recent conditions, including scrap and precious metals prices remaining at recent prices and exchange rates for the British pound, Euro and Canadian dollar holding near recent levels. Our outlook is also based on management’s current expectations regarding the recovery from the coronavirus outbreak and the impact of the United Kingdom’s exit from the European Union. Changes in these conditions may impact our ability to achieve the estimates. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Non-GAAP Financial Measures
This release contains and management’s presentation on the related conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on February 18, 2021 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 3357956#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 3357956#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 4, 2021. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America,

Europe and Taiwan. LKQ offers its customers a broad range of OE recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release and on the related conference call, including our outlook for 2021, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.
All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q, and in our Annual Report on Form 10-K to be filed for the year ended December 31, 2020. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):
•effects on our business from the disruption to economic activity caused by the COVID-19 pandemic, including a substantial decrease in the demand for our products and services, interruptions to supply chains, and the inability of customers to pay for products and services;
•employment-related issues arising from the COVID-19 pandemic, including employment law claims resulting from the layoffs and furloughs of employees to reduce costs during the period of decreased demand, increased healthcare costs, workforce shortages, and health and safety issues at the workplace;
•changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;
•increasing competition in the automotive parts industry, including parts sold on online marketplaces and the potential competitive advantage to original equipment manufacturers ("OEMs") with "connected car" technology, as well as the various efforts by OEMs to restrict or prohibit the sale of aftermarket or recycled parts;

•changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products as well as changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;
•restrictions or prohibitions on selling or importing aftermarket products through enforcement by OEMs or governmental agencies of intellectual property rights or import laws;
•variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents, the increase of accident avoidance systems being installed in vehicles, the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales, or changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
•fluctuations in the prices of fuel, scrap metal and other commodities;
•changes in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability; as well as price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;
•if our goodwill or other intangible assets become impaired, or there are declines in the values of our assets, including as a result of the effects of the COVID-19 pandemic on our business, we may incur significant charges to our pre-tax income;
•product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters and costs associated with recalls of the products we sell;
•our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest underperforming businesses and our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;
•our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements, including the possibility of not satisfying one or more of the financial covenants in our credit facility or the terms of the indentures governing our senior notes;
•our senior notes are subject to risks that could affect the value of the notes, require holders of the notes to return payments received from us or the guarantors, or affect our ability to repurchase the notes upon a change of control or pursuant to an asset sale offer;
•our ability to obtain financing on acceptable terms to finance our growth;
•changes in laws or regulations affecting our business;
•our operations are subject to environmental regulations and we may incur costs relating to environmental matters;
•Our bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders;
•changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate;
•the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;
•governmental agencies may refuse to grant or renew our operating licenses and permits for our salvage, self service and refurbishing businesses;

•loss of key management personnel may affect our ability to successfully manage our business and achieve our objectives;
•the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities and currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;
•additional unionization efforts, new collective bargaining agreements, and work stoppages;
•our ability to develop and implement the operational and financial systems needed to manage our operations; and interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;
•costs of complying with laws relating to the security of personal information;
•business interruptions affecting our distribution centers, computer systems and the availability of inventory;
•problems with our fleet of trucks and other vehicles could affect our business;
•potential losses of our right to operate at key locations if we are not able to negotiate lease renewals or due to environmental issues; and
•disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
	2020		2019
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$2,953,888	100.0%	$3,009,860	100.0%	$(55,972)	(1.9%)
Cost of goods sold	1,783,392	60.4%	1,810,185	60.1%	(26,793)	(1.5%)
Restructuring expenses - cost of goods sold	647	0.0%	3,661	0.1%	(3,014)	(82.3%)
Gross margin	1,169,849	39.6%	1,196,014	39.7%	(26,165)	(2.2%)
Selling, general and administrative expenses	814,992	27.6%	893,276	29.7%	(78,284)	(8.8%)
Restructuring and acquisition related expenses	13,748	0.5%	16,366	0.5%	(2,618)	(16.0%)
Loss on disposal of businesses and impairment of net assets held for sale	1,441	0.0%	2,183	0.1%	(742)	(34.0%)
Depreciation and amortization	72,395	2.5%	77,421	2.6%	(5,026)	(6.5%)
Operating income	267,273	9.0%	206,768	6.9%	60,505	29.3%
Other expense (income):
Interest expense	25,432	0.9%	33,040	1.1%	(7,608)	(23.0%)
Interest income and other income, net	(5,026)	(0.2%)	(15,845)	(0.5%)	10,819	(68.3%)
Total other expense, net	20,406	0.7%	17,195	0.6%	3,211	18.7%
Income from continuing operations before provision for income taxes	246,867	8.4%	189,573	6.3%	57,294	30.2%
Provision for income taxes	68,708	2.3%	50,208	1.7%	18,500	36.8%
Equity in earnings of unconsolidated subsidiaries	3,032	0.1%	1,468	0.0%	1,564	n/m
Income from continuing operations	181,191	6.1%	140,833	4.7%	40,358	28.7%
Net income from discontinued operations	543	0.0%	440	0.0%	103	23.4%
Net income	181,734	6.2%	141,273	4.7%	40,461	28.6%
Less: net income attributable to continuing noncontrolling interest	722	0.0%	479	0.0%	243	50.7%
Less: net income attributable to discontinued noncontrolling interest	—	0.0%	406	0.0%	(406)	n/m
Net income attributable to LKQ stockholders	$181,012	6.1%	$140,388	4.7%	$40,624	28.9%

Basic earnings per share: (2)
Income from continuing operations	$0.60		$0.46		$0.14	30.4%
Net income from discontinued operations	0.00		0.00		0.00	n/m
Net income	0.60		0.46		0.14	30.4%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$0.60		$0.46		$0.14	30.4%

Diluted earnings per share: (2)
Income from continuing operations	$0.60		$0.46		$0.14	30.4%
Net income from discontinued operations	0.00		0.00		0.00	n/m
Net income	0.60		0.46		0.14	30.4%
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	—		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$0.59		$0.46		$0.13	28.3%

Weighted average common shares outstanding:
Basic	304,056		306,577		(2,521)	(0.8%)
Diluted	304,514		307,303		(2,789)	(0.9%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Year Ended December 31,
	2020		2019
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$11,628,830	100.0%	$12,506,109	100.0%	$(877,279)	(7.0%)
Cost of goods sold	7,028,338	60.4%	7,633,356	61.0%	(605,018)	(7.9%)
Restructuring expenses - cost of goods sold	7,221	0.1%	20,959	0.2%	(13,738)	(65.5%)
Gross margin	4,593,271	39.5%	4,851,794	38.8%	(258,523)	(5.3%)
Selling, general and administrative expenses	3,266,065	28.1%	3,580,300	28.6%	(314,235)	(8.8%)
Restructuring and acquisition related expenses	66,163	0.6%	36,979	0.3%	29,184	78.9%
Loss on disposal of businesses and impairment of net assets held for sale	3,174	0.0%	47,102	0.4%	(43,928)	(93.3%)
Depreciation and amortization	272,292	2.3%	290,770	2.3%	(18,478)	(6.4%)
Operating income	985,577	8.5%	896,643	7.2%	88,934	9.9%
Other expense (income):
Interest expense	103,784	0.9%	138,504	1.1%	(34,720)	(25.1%)
Loss (gain) on debt extinguishment	12,751	0.1%	(128)	(0.0%)	12,879	n/m
Interest income and other income, net	(15,953)	(0.1%)	(32,755)	(0.3%)	16,802	(51.3%)
Total other expense, net	100,582	0.9%	105,621	0.8%	(5,039)	(4.8%)
Income from continuing operations before provision for income taxes	884,995	7.6%	791,022	6.3%	93,973	11.9%
Provision for income taxes	249,498	2.1%	215,330	1.7%	34,168	15.9%
Equity in earnings (losses) of unconsolidated subsidiaries	5,012	0.0%	(32,277)	(0.3%)	37,289	n/m
Income from continuing operations	640,509	5.5%	543,415	4.3%	97,094	17.9%
Net (loss) income from discontinued operations	(95)	(0.0%)	1,619	0.0%	(1,714)	n/m
Net income	640,414	5.5%	545,034	4.4%	95,380	17.5%
Less: net income attributable to continuing noncontrolling interest	1,888	0.0%	2,800	0.0%	(912)	(32.6%)
Less: net income attributable to discontinued noncontrolling interest	103	0.0%	974	0.0%	(871)	(89.4%)
Net income attributable to LKQ stockholders	$638,423	5.5%	$541,260	4.3%	$97,163	18.0%

Basic earnings per share: (2)
Income from continuing operations	$2.10		$1.75		$0.35	20.0%
Net (loss) income from discontinued operations	(0.00)		0.01		(0.01)	n/m
Net income	2.10		1.76		0.34	19.3%
Less: net income attributable to continuing noncontrolling interest	0.01		0.01		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$2.10		$1.75		$0.35	20.0%

Diluted earnings per share: (2)
Income from continuing operations	$2.10		$1.75		$0.35	20.0%
Net (loss) income from discontinued operations	(0.00)		0.01		(0.01)	n/m
Net income	2.10		1.75		0.35	20.0%
Less: net income attributable to continuing noncontrolling interest	0.01		0.01		(0.00)	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		0.00		(0.00)	n/m
Net income attributable to LKQ stockholders	$2.09		$1.74		$0.35	20.1%

Weighted average common shares outstanding:
Basic	304,640		310,155		(5,515)	(1.8%)
Diluted	305,006		310,969		(5,963)	(1.9%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$312,154	$523,020
Receivables, net	1,073,389	1,131,132
Inventories	2,414,612	2,772,777
Prepaid expenses and other current assets	233,877	260,890
Total current assets	4,034,032	4,687,819
Property, plant and equipment, net	1,248,703	1,234,400
Operating lease assets, net	1,353,124	1,308,511
Intangible assets:
Goodwill	4,591,569	4,406,535
Other intangibles, net	814,219	850,338
Equity method investments	155,224	139,243
Other noncurrent assets	163,662	153,110
Total assets	$12,360,533	$12,779,956
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$932,406	$942,795
Accrued expenses:
Accrued payroll-related liabilities	208,718	179,203
Refund liability	102,148	97,314
Other accrued expenses	334,890	289,683
Other current liabilities	130,021	121,623
Current portion of operating lease liabilities	221,811	221,527
Current portion of long-term obligations	58,497	326,367
Total current liabilities	1,988,491	2,178,512
Long-term operating lease liabilities, excluding current portion	1,197,963	1,137,597
Long-term obligations, excluding current portion	2,812,641	3,715,389
Deferred income taxes	291,421	310,129
Other noncurrent liabilities	374,640	365,672
Commitments and contingencies
Redeemable noncontrolling interest	24,077	24,077
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 320,867,602 shares issued and 303,553,000 shares outstanding at December 31, 2020; 319,927,243 shares issued and 306,731,328 shares outstanding at December 31, 2019	3,208	3,199
Additional paid-in capital	1,444,584	1,418,239
Retained earnings	4,776,040	4,140,136
Accumulated other comprehensive loss	(99,009)	(200,885)
Treasury stock, at cost; 17,314,602 shares at December 31, 2020 and 13,195,915 shares at December 31, 2019	(469,105)	(351,813)
Total Company stockholders’ equity	5,655,718	5,008,876
Noncontrolling interest	15,582	39,704
Total stockholders’ equity	5,671,300	5,048,580
Total liabilities and stockholders’ equity	$12,360,533	$12,779,956

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$640,414	$545,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	299,497	314,406
Impairment of equity method investments	—	41,057
Loss on disposal of businesses and impairment of net assets held for sale	3,174	47,102
Stock-based compensation expense	29,078	27,695
Loss (gain) on debt extinguishment	12,751	(128)
Deferred income taxes	(33,827)	7,109
Other	(3,934)	(16,183)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	93,588	26,419
Inventories	433,072	15,460
Prepaid income taxes/income taxes payable	34,945	25,776
Accounts payable	(64,032)	3,712
Other operating assets and liabilities	(856)	26,574
Net cash provided by operating activities	1,443,870	1,064,033
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(172,695)	(265,730)
Proceeds from disposals of property, plant and equipment	16,750	16,045
Acquisitions, net of cash acquired	(7,363)	(27,296)
Proceeds from disposal of businesses, net of cash sold	5,138	18,469
Investments in unconsolidated subsidiaries	(7,717)	(7,594)
Other investing activities, net	—	1,253
Net cash used in investing activities	(165,887)	(264,853)
CASH FLOWS FROM FINANCING ACTIVITIES:
Early redemption premium	(9,498)	—
Debt issuance costs	(3,313)	—
Redemption of U.S. Notes (2023)	(600,000)	—
Borrowings under revolving credit facilities	841,485	605,708
Repayments under revolving credit facilities	(1,472,920)	(734,471)
Repayments under term loans	(17,500)	(8,750)
Borrowings under receivables securitization facility	111,300	36,600
Repayments under receivables securitization facility	(111,300)	(146,600)
Payment of notes issued from acquisitions	—	(19,123)
Repayments of other debt, net	(115,609)	(33,922)
Purchase of treasury stock	(117,292)	(291,813)
Other financing activities, net	(17,904)	(8,298)
Net cash used in financing activities	(1,512,551)	(600,669)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	11,865	(904)
Net (decrease) increase in cash, cash equivalents and restricted cash	(222,703)	197,607
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	528,387	337,250
Add: Cash, cash equivalents and restricted cash of discontinued operations, beginning of period	6,470	—
Cash, cash equivalents and restricted cash of continuing and discontinued operations, beginning of period	534,857	337,250
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period	312,154	534,857
Less: Cash and cash equivalents of discontinued operations, end of period	—	6,470
Cash, cash equivalents and restricted cash, end of period	$312,154	$528,387

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2020	2019	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$981,045	$1,134,321	$(153,276)	(13.5%)
Europe	1,426,686	1,419,362	7,324	0.5%
Specialty	354,378	302,373	52,005	17.2%
Parts and services	2,762,109	2,856,056	(93,947)	(3.3%)
Other	191,779	153,804	37,975	24.7%
Total	$2,953,888	$3,009,860	$(55,972)	(1.9%)

Revenue changes by category for the three months ended December 31, 2020 vs. 2019:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	(13.7%)	0.1%	0.1%	(13.5%)
Europe	(3.1%)	(1.8%)	5.4%	0.5%
Specialty	16.6%	0.5%	0.1%	17.2%
Parts and services	(5.2%)	(0.8%)	2.7%	(3.3%)
Other	24.4%	—%	0.2%	24.7%
Total	(3.7%)	(0.8%)	2.6%	(1.9%)

The following unaudited tables compare certain third party revenue categories:

	Year Ended
	December 31,
	2020	2019	$ Change	% Change
	(In thousands)
Included in Unaudited Consolidated
Statements of Income of LKQ Corporation
North America	$3,988,214	$4,600,903	$(612,689)	(13.3%)
Europe	5,470,159	5,817,547	(347,388)	(6.0%)
Specialty	1,505,340	1,459,396	45,944	3.1%
Parts and services	10,963,713	11,877,846	(914,133)	(7.7%)
Other	665,117	628,263	36,854	5.9%
Total	$11,628,830	$12,506,109	$(877,279)	(7.0%)

Revenue changes by category for the year ended December 31, 2020 vs. 2019:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
North America	(12.9%)	(0.3%)	(0.1%)	(13.3%)
Europe	(6.1%)	(0.9%)	1.1%	(6.0%)
Specialty	3.0%	0.3%	(0.1%)	3.1%
Parts and services	(7.6%)	(0.5%)	0.5%	(7.7%)
Other	5.5%	0.4%	0.0%	5.9%
Total	(7.0%)	(0.5%)	0.4%	(7.0%)

(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at prior period exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Year Ended
	December 31, 2020		December 31, 2020
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	(3.3)%	0.5%	(7.7)%	(6.0%)
Less: Currency impact	2.7%	5.4%	0.5%	1.1%
Revenue growth at constant currency	(6.0%)	(4.9%)	(8.2%)	(7.1%)

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2020		2019		2020		2019
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,166,508		$1,283,072		$4,632,339		$5,209,294
Europe	1,433,306		1,424,860		5,492,184		5,838,124
Specialty	355,110		303,355		1,508,995		1,464,042
Eliminations	(1,036)		(1,427)		(4,688)		(5,351)
Total revenue	$2,953,888		$3,009,860		$11,628,830		$12,506,109
Segment EBITDA
North America	$212,555	18.2%	$179,963	14.0%	$778,504	16.8%	$712,957	13.7%
Europe	123,768	8.6%	107,929	7.6%	427,582	7.8%	454,220	7.8%
Specialty	29,868	8.4%	25,394	8.4%	162,673	10.8%	161,184	11.0%
Total Segment EBITDA	$366,191	12.4%	$313,286	10.4%	$1,368,759	11.8%	$1,328,361	10.6%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
(In thousands)
Net income	$181,734	$141,273	$640,414	$545,034
Less: net income attributable to continuing noncontrolling interest	722	479	1,888	2,800
Less: net income attributable to discontinued noncontrolling interest	—	406	103	974
Net income attributable to LKQ stockholders	181,012	140,388	638,423	541,260
Subtract:
Net income (loss) from discontinued operations	543	440	(95)	1,619
Net income attributable to discontinued noncontrolling interest	—	(406)	(103)	(974)
Net income from continuing operations attributable to LKQ stockholders	180,469	140,354	638,621	540,615
Add:
Depreciation and amortization	72,395	77,421	272,292	290,770
Depreciation and amortization - cost of goods sold	5,510	5,396	21,672	21,312
Depreciation and amortization - restructuring expenses (1)	956	1,350	5,533	2,324
Interest expense, net of interest income	25,145	32,197	101,874	136,274
Loss (gain) on debt extinguishment	—	—	12,751	(128)
Provision for income taxes	68,708	50,208	249,498	215,330
EBITDA	353,183	306,926	1,302,241	1,206,497
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	3,032	1,468	5,012	(32,277)
Gain due to resolution of acquisition related matter	—	12,063	—	12,063
Gains on previously held equity interests	—	1,157	—	1,157
Add:
Restructuring and acquisition related expenses (1)	12,792	15,019	60,630	34,658
Restructuring expenses - cost of goods sold	647	3,524	7,141	20,654
Loss on disposal of businesses and impairment of net assets held for sale	1,441	2,183	3,174	47,102
Change in fair value of contingent consideration liabilities	1,160	322	585	393
Segment EBITDA	$366,191	$313,286	$1,368,759	$1,328,361

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	6.1%	4.7%	5.5%	4.3%

EBITDA as a percentage of revenue	12.0%	10.2%	11.2%	9.6%

Segment EBITDA as a percentage of revenue	12.4%	10.4%	11.8%	10.6%

(1) The sum of these two amounts represents the total amount that is reported in Restructuring and acquisition related expenses in the Unaudited Consolidated Statements of Income.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income attributable to LKQ stockholders excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments or divestitures; equity in losses and earnings of unconsolidated subsidiaries; and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
(In thousands, except per share data)
Net income	$181,734	$141,273	$640,414	$545,034
Less: net income attributable to continuing noncontrolling interest	722	479	1,888	2,800
Less: net income attributable to discontinued noncontrolling interest	—	406	103	974
Net income attributable to LKQ stockholders	181,012	140,388	638,423	541,260
Subtract:
Net income (loss) from discontinued operations	543	440	(95)	1,619
Net income attributable to discontinued noncontrolling interest	—	(406)	(103)	(974)
Net income from continuing operations attributable to LKQ stockholders	180,469	140,354	638,621	540,615
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	24,947	30,712	98,185	124,823
Restructuring and acquisition related expenses	13,748	16,366	66,163	36,979
Restructuring expenses - cost of goods sold	647	3,661	7,221	20,959
Change in fair value of contingent consideration liabilities	1,160	322	585	393
Gains on previously held equity interests	—	(1,157)	—	(1,157)
Loss (gain) on debt extinguishment	—	—	12,751	(128)
Gain due to resolution of acquisition related matter	—	(12,063)	—	(12,063)
Loss on disposal of businesses and impairment of net assets held for sale	1,441	2,183	3,174	47,102
Impairment of equity method investments	—	1,506	—	41,057
Excess tax benefit from stock-based payments	(222)	(1,267)	(495)	(2,600)
Tax effect of adjustments	(10,562)	(13,540)	(48,882)	(59,978)
Adjusted net income from continuing operations attributable to LKQ stockholders	$211,628	$167,077	$777,323	$736,002

Weighted average diluted common shares outstanding	304,514	307,303	305,006	310,969

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.59	$0.46	$2.09	$1.74

Adjusted	$0.69	$0.54	$2.55	$2.37

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2021
	Minimum Outlook	Maximum Outlook
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$731	$791
Adjustments:
Amortization of acquired intangibles	77	77
Restructuring expenses	30	30
Tax effect of adjustments	(30)	(30)
Adjusted net income from continuing operations attributable to LKQ stockholders	$808	$868

Weighted average diluted common shares outstanding	305	305

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$2.40	$2.60
Non-GAAP (Adjusted)	$2.65	$2.85

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2021, restructuring expenses under previously announced plans and the related tax effect; we did not estimate amounts for any other components of the calculation for the year ending December 31, 2021.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
(In thousands)
Net cash provided by operating activities	$309,229	$98,862	$1,443,870	$1,064,033
Less: purchases of property, plant and equipment	62,746	100,179	172,695	265,730
Free cash flow	$246,483	$(1,317)	$1,271,175	$798,303

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited tables reconcile Gross Margin to Adjusted Gross Margin:

Consolidated Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
(In thousands)
Gross margin	$1,169,849	$1,196,014	$4,593,271	$4,851,794
Add: Restructuring expenses - cost of goods sold	647	3,661	7,221	20,959
Adjusted gross margin	$1,170,496	$1,199,675	$4,600,492	$4,872,753

Gross margin %	39.6%	39.7%	39.5%	38.8%

Adjusted gross margin %	39.6%	39.9%	39.6%	39.0%

North America Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
(In thousands)
Gross margin	$546,484	$590,872	$2,146,188	$2,325,392
Add: Restructuring expenses - cost of goods sold	647	603	4,683	914
Adjusted gross margin	$547,131	$591,475	$2,150,871	$2,326,306

Gross margin %	46.8%	46.1%	46.3%	44.6%

Adjusted gross margin %	46.9%	46.1%	46.4%	44.7%

Europe Adjusted Gross Margin	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
(In thousands)
Gross margin	$526,631	$521,301	$2,029,076	$2,111,593
Add: Restructuring expenses - cost of goods sold	—	3,057	2,538	20,044
Adjusted gross margin	$526,631	$524,358	$2,031,614	$2,131,637

Gross margin %	36.7%	36.6%	36.9%	36.2%

Adjusted gross margin %	36.7%	36.8%	37.0%	36.5%

We have presented adjusted gross margin solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate the operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We calculate adjusted gross margin as gross margin plus restructuring expenses recorded in cost of goods sold. We believe adjusted gross margin provides insight into our operating performance and provides useful information to management and investors concerning our gross margins. We believe adjusted gross margin is used by investors, securities analysts and other interested parties in evaluating the operating performance of other companies, many of which present adjusted gross margin when reporting their results. Adjusted gross margin should not be construed as an alternative to gross margin, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report adjusted gross margin information calculate adjusted gross margin in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table reconciles Total Debt to Net Debt:

	December 31, 2020	December 31, 2019
(In thousands)
Current portion of long-term obligations	$58,497	$326,367
Long-term obligations, excluding current portion	2,812,641	3,715,389
Total debt, net of debt issuance costs	2,871,138	4,041,756
Add: Debt issuance costs	25,538	30,270
Total debt	2,896,676	4,072,026
Less: Cash and cash equivalents	312,154	523,020
Net debt	$2,584,522	$3,549,006
We have presented net debt solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity and financial position. We calculate net debt as total debt less cash and cash equivalents. We believe net debt provides insight into our liquidity and provides useful information to management and investors concerning our financial position. We believe net debt is used by investors, securities analysts and other interested parties in evaluating the liquidity and financial position of other companies, many of which present net debt when reporting their results. Net debt should not be construed as an alternative to total debt, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report net debt information calculate net debt in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.